UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2006

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01	REGULATION FD DISCLOSURE AND
ITEM 8.01	OTHER EVENTS

       On February 24, 2006, Ceragenix Pharmaceuticals, Inc. (the "Company") exercised its right to call for redemption all outstanding and unexercised common stock purchase warrants exercisable to purchase shares of the Company's common stock at an exercise price of $2.00 per share (the "$2 Warrants." Pursuant to its Notice of Redemption, the Redemption Date was set at March 27, 2006.

        The Company's Board of Directors has extended the Redemption date to the close of business on April 3, 2006.  Holders of $2.00 Warrants have until the close of business on April 3, 2006 in which to exercise their $2.00 Warrants to purchase shares of common stock of the Company.

        The shares of the Company's common stock issuable upon exercise of the $2.00 Warrants are being offered to the holders of such Warrants without registration under the Securities Act in reliance upon the exemption contained in Rule 506 of Regulation D thereunder. Such shares of common stock will be "restricted securities" and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: March 28, 2006	/s/ Steven Porter Steven Porter, Chief Executive Officer